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                                     Exhibit 10.2

                            Poughkeepsie Savings Bank, FSB
                          1993 Directors' Stock Option Plan



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                          POUGHKEEPSIE SAVINGS BANK, F.S.B.
                          1993 DIRECTORS' STOCK OPTION PLAN

                                      ARTICLE I
                              ESTABLISHMENT OF THE PLAN

    Poughkeepsie Savings Bank, FSB (the "Savings Bank") hereby establishes this 1993 Directors' Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                      ARTICLE II
                                 PURPOSE OF THE PLAN

    The purpose of this Plan is to improve the growth and profitability of the Savings Bank by providing non-employee directors with a proprietary interest in the Savings Bank through non-discretionary grants of non-qualified stock options (an "Option" or "Options") to purchase shares of the Savings Bank's common stock, par value $0.01 per share (the "Common Stock").

                                     ARTICLE III
                              ADMINISTRATION OF THE PLAN

    3.01 Administration. This Plan shall be administered by the entire Board of Directors of the Savings Bank (the "Board"). The Board shall have the power, subject to and within the limits of the express provisions of this Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Savings Bank with respect to this Plan.

    3.02 Compliance with Law and Regulations. All Options granted hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required for any reason whatsoever. The Savings Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Savings Bank shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

    3.03 Restrictions on Transfer. The Savings Bank may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

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                                      ARTICLE IV
                                     ELIGIBILITY

    Options shall be granted pursuant to the terms hereof to each director of the Savings Bank who is not an employee of the Savings Bank or any subsidiary of the Savings Bank ("non-employee director"). No honorary directors, advisory directors or directors emeritus shall be entitled to receive Options hereunder.

                                      ARTICLE V
                           COMMON STOCK COVERED BY THE PLAN

    5.01 Option Shares. The aggregate number of shares of Common Stock of the Savings Bank which may be issued pursuant to this Plan, subject to adjustment as provided in Article VIII, shall be an amount equal to 3.0% of the number of shares of Common Stock issued by the Savings Bank in its anticipated rights offering, which is expected to be undertaken by the Savings Bank within six months of the adoption of this Plan ("Stock Offering").

    5.02 Source of Shares. The shares of Common Stock issued under this Plan may be authorized but unissued shares, treasury shares or shares purchased by the Savings Bank on the open market or from private sources for use under the Plan.

                                      ARTICLE VI
                                    OPTION GRANTS

    6.01 Initial Grants. Each non-employee director of the Savings Bank as of the date of the closing of the sale of Common Stock in connection with the Savings Bank's proposed Stock Offering shall be granted an Option to purchase 25,000 shares of Common Stock effective at such time and with a per share exercise price equal to the actual purchase price of a share of Common Stock in the Stock Offering.

    6.02 Subsequent Grants. Each person who becomes a member of the Board of Directors of the Savings Bank subsequent to the closing of the Stock Offering and who is not an employee of the Savings Bank shall receive an Option to purchase 25,000 shares of Common Stock, or such lesser number as may then be available for grant under this Plan, at the per share exercise price set forth in Section 7.02 hereof.

                                     ARTICLE VII
                                     OPTION TERMS

    Each Option granted hereunder shall be on the following terms and conditions:

    7.01 Option Agreement. The Savings Bank and each optionee shall execute an Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price and such other terms, conditions and provisions as are appropriate,

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provided that they are not inconsistent with the terms, conditions and provisions of this Plan. Each optionee shall receive a copy of his executed Option Agreement.

    7.02 Option Exercise Price.

    (a) Initial Grants. The per share exercise price at which shares of Common Stock may be purchased upon exercise of an Option granted pursuant to
Section 6.01 hereof shall be the actual purchase price of a share of Common Stock in the Stock Offering.

    (b) Subsequent Grants. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to Section 6.02 hereof shall be equal to the greater of (i) the par value of a share of Common Stock and (ii) the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of this Plan, the Fair Market Value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board.

    7.03  Vesting and Exercise of Options.

    (a) Subject to the approval of stockholders of the Savings Bank pursuant to the terms of Article XII hereof, Options shall be vested and exercisable in accordance with the following schedule: (i) options with respect to 7,000 shares of Common Stock shall become vested and exercisable twelve (12) months from the date of grant and (b) options with respect to 4,500 shares of Common Stock shall become vested and exercisable on an annual basis commencing with the date that is twenty-four (24) months from the date of grant.

    (b) Accelerated Vesting Upon Death, Disability or Retirement. All Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his service as a director of the Savings Bank because of his death, disability or retirement.

    (c) Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 7.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is an actual or threatened change in control of the Savings Bank.

         (1) Change in Control. A "change in control of the Savings Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Savings Bank in fact is required to comply with Regulation 14A thereunder; provided that,

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without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Savings Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Savings Bank representing 25% or more of the combined voting power of the Savings Bank's then outstanding securities, or
(ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Savings Bank cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Savings Bank's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; and, provided further that no "change in control of the Savings Bank" shall be deemed to have occurred in the event that the Savings Bank determines to reorganize into the holding company form of organization.

         (2) Threatened Change in Control. A "threatened change in control of the Savings Bank" shall mean any set of circumstances which poses a real, substantial and immediate possibility of leading to a change in control of the Savings Bank as defined in clause (1) above.

    7.04  Duration of Options.

    (a) Each Option or portion thereof shall be exercisable at any time on or after it vests until the earlier of (i) ten (10) years after the date of grant or (ii) the third annual anniversary of the date on which the optionee ceases to be a non-employee director.

    (b) Exception for Termination Due to Death, Disability, Retirement or Resignation. If an optionee dies while serving as a non-employee director or within three (3) years following the termination of the optionee's service as a non-employee director as a result of disability, retirement or resignation without having fully exercised his Options, the Optionee's executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following such death, to exercise such Options, provided that no Option shall be exercisable within six (6) months after the date of grant or more than ten (10) years from the date it was granted.

    (c) Options granted to a non-employee director who is removed for cause pursuant to the Savings Bank's Charter shall terminate as of the effective date of such removal.

    7.05 Nonassignability. Options shall not be transferable by an optionee except by will or the laws of descent or distribution, and during an optionee's lifetime shall be exercisable only by such optionee or the optionee's guardian or legal representative.

    7.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option Agreement provided for in Section 7.01.

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    7.07 Payment for Shares.  Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to the Savings Bank upon exercise of the Option. Payment for shares may be made by the optionee in cash or by delivering shares of Common Stock equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option, or any combination of the foregoing.

    7.08 Voting and Dividend Rights. No optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Savings Bank's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                                     ARTICLE VIII
                           ADJUSTMENTS FOR CAPITAL CHANGES

    The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Savings Bank. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Savings Bank, the shares of the Savings Bank's Common Stock shall be exchanged for other securities of the Savings Bank or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Savings Bank or such other corporation as were exchangeable for the number of shares of Common Stock of the Savings Bank which such optionee would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                      ARTICLE IX
                        AMENDMENT AND TERMINATION OF THE PLAN

    The Board may, by resolution, at any time terminate, amend or revise this Plan, provided, however, that no amendment which (a) changes the maximum number of shares that may be sold or issued under the Plan (other than in accordance with the provisions of Article VIII) or (b) changes the class of persons that may be granted Options shall become effective until it receives the approval of the stockholders of the Savings Bank, and further provided that the Board may determine that stockholder approval for any other amendment to this Plan may be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan as specifically authorized herein. Notwithstanding anything contained in this Plan to the contrary, the provisions of Articles IV,

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VI and VII of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                      ARTICLE X
                           RIGHTS TO CONTINUE AS A DIRECTOR

    Neither the Plan nor the grant of any Options hereunder nor any action taken by the Board in connection with the Plan shall create any right on the part of any non-employee director of the Savings Bank to continue as such.

                                      ARTICLE XI
                                     WITHHOLDING

    The Savings Bank may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Savings Bank may require the optionee to pay to the Savings Bank the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option.

                                     ARTICLE XII
                           EFFECTIVE DATE OF THE PLAN; TERM

    12.01 Effective Date of the Plan. This Plan shall become effective on March 22, 1993 the date that this Plan is adopted by the Board of Directors (the "Effective Date"), and Options may be granted hereunder as of or after the Effective Date and prior to the termination of this Plan, provided, however, that the Savings Bank shall receive the approval of stockholders of this Plan and all then-outstanding awards at a meeting of stockholders of the Savings Bank held within twelve (12) months following the Effective Date, and, provided further that the Effective Date shall be subject to the receipt of any requisite approval or non-objection from the Office of Thrift Supervision ("OTS") (as well as the implementation of any change to the provisions of this Plan which the OTS may require), and provided further that in the event that the anticipated Stock Offering of the Savings Bank is not consummated by December 31, 1993, this Plan and all awards thereunder shall be terminated.

    12.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of five (5) years ending on the fifth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

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                                     ARTICLE XIII
                                    MISCELLANEOUS

    14.01 Governing Law. This Plan shall be construed under the laws of the State of New York, except to the extent that Federal law governs.

    14.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.







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